AMENDMENT NUMBER FIVE TO LOAN AND SECURITY AGREEMENT
This Amendment Number Five to Loan and Security Agreement (this “Amendment”) is entered into as of May 29, 2025 (the “Fifth Amendment Effective Date”), by and among EAST WEST BANK (“EWB”) in its capacity as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), EWB, CITY NATIONAL BANK OF FLORIDA, a national banking association (“CNB”), and EVERBANK, N.A. (“EverBank”) as Joint Lead Arrangers, EWB as Sole Book Runner, Co-Syndication Agreement and Co-Documentation Agent, and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and SUNRISE REALTY TRUST, INC., a Maryland corporation (“SUNS”), and SUNRISE REALTY TRUST HOLDINGS I LLC, a Delaware limited liability company (“SUNS Holdings I”, and together with SUNS, each individually a “Borrower”, and collectively, jointly and severally, the “Borrowers”) in light of the following:
A.Agent, the Lenders, EWB and CNB as Joint Lead Arrangers, the Sole Book Runner, the Co-Syndication Agent, the Co-Documentation Agent and the Borrowers have previously entered into that certain Loan and Security Agreement, dated as of November 6, 2024 (as amended by that certain (i) Amendment Number One to Loan and Security Agreement dated as of December 9, 2024, (ii) Amendment Number Two to Loan and Security Agreement dated as of December 30, 2024, (iii) Amendment Number Three to Loan and Security Agreement dated as of February 26, 2025, (iv) Amendment Number Four to Loan and Security Agreement dated as of May 16, 2025, and as may be further amended, restated or otherwise modified from time to time, the “Agreement”); and
B.Pursuant to Section 2.13 of the Agreement, the aggregate Commitments are being increased by the amount of $50,000,000 (the “Second Commitment Increase”);
C.Agent, in its capacity as Agent and not as a Lender, will assign the full amount of the Second Commitment Increase to EverBank pursuant to that certain Assignment and Acceptance Agreement dated as of the Fifth Amendment Effective Date (the “Assignment”);
D.Immediately after giving effect to such Assignment, the Maximum Revolver Amount shall be increased by Second Commitment Increase in accordance with and subject to the terms of this Amendment and the Maximum Revolver Amount shall be equal to $140,000,000.
E.In accordance with Section 15.1 of the Agreement, Agent, all of the Lenders, and the Borrowers have agreed to amend the Agreement set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, the Lenders, and the Borrowers hereby agree as follows as of the Fifth Amendment Effective Date:
1.DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.
2.AMENDMENTS.
(a)The cover page of the Agreement is hereby amended by replacing the text “and CITY NATIONAL BANK OF FLORIDA as Joint Lead Arrangers” therein with the text “EVERBANK, N.A., and CITY NATIONAL BANK OF FLORIDA, as Joint Lead Arrangers”.
(b)The definition of “Available Increase Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $150,000,000 minus (b) the aggregate principal amount of Increases to the Commitments previously made pursuant to Section 2.13 of this Agreement. For the avoidance of doubt, as of the Amendment Number Five Effective Date, the result of the foregoing equation is $60,000,000.
(c)The definition of “Eligible Loan Receivables” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Eligible Obligor Loan Receivables” means Loan Receivables as of the Closing Date set forth on Schedule E-1 and additional Loan Receivables that comply in all material respects with the representations and warranties made by Borrower to the Lender Group in the Loan Documents respecting the Eligible Obligor Loan Receivables and are otherwise acceptable to Required Lenders (it being understood and agreed that after the occurrence of the Other Collateral Release Transaction, solely for purposes of this definition, Required Lenders must include CNBFL) in their sole discretion as of the date of their initial inclusion in the Borrowing Base by Borrower and are added to Schedule E-1 by delivery to Agent of an updated Schedule E-1 approved by Agent together with a certificate in the form of Exhibit E-1 signed by an officer of Borrower, and acknowledged and agreed to by Agent by the signature of one of its officers, certifying that the updated Schedule E-1 is true and correct in all material respects; provided that, unless otherwise approved by the Required Lenders to the extent such Obligor Loan Receivable will be included as an Eligible Obligor Loan Receivable, (a) Obligor Loan Receivables with respect to an Obligor or its Affiliates in excess of twenty five percent (25%) of all Eligible Obligor Loan Receivables shall be excluded from the Borrowing Base calculation at the time of determination to the extent of the obligations owing by such Obligor and its Affiliates in excess of such percentage, (b) Hospitality Loan Receivables in excess of twenty five percent (25%) of all Eligible Obligor Loan Receivables shall be excluded from the Borrowing Base calculation at the time of determination, (c) Office Loan Receivables in excess of twenty five percent (25%) of Eligible Obligor Loan Receivables shall be excluded from the Borrowing Base calculation at the time of determination, (d) Obligor Loan Receivables where the loan to value ratio and, in the case of construction loans, the loan to cost ratio (the higher of the two values is the applicable one in the case of construction loans), as reflected in the applicable appraisal exceeds seventy five percent (75%) on as-is or as-stabilized (when applicable) appraised value shall be excluded from the Borrowing Base calculation at the time of determination but only to the extent of such excess, (e) Obligor Loan Receivables as to which Agent has not received, reviewed, and approved the appraisal satisfactory to Agent (which among other things is FIRREA-compliant) in respect of the applicable Obligor Loan Mortgaged Property shall be excluded from the Borrowing Base calculation at the time of determination, (f) (i) if Borrower is not designated as the “Directing Lender” or such similar term under the applicable Intra-Lender Agreement associated with an Obligor Loan Receivable and (ii) such Obligor Loan Receivable is not otherwise pledged as “collateral” in connection with the SRTH Loan Agreement, then such Obligor Loan Receivable shall be excluded from the Borrowing Base calculation at the time of determination, and (g) if any Obligor Triggering Event occurs with respect to any Eligible Obligor Loan Receivable, the Agent shall deem such Obligor Loan Receivable to be ineligible and such Obligor Loan Receivable shall be automatically excluded from the calculation of the Borrowing Base hereunder.
(d)The definition of “Maximum Revolver Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Maximum Revolver Amount” means $140,000,000, as may be decreased by the amount of reductions in the Commitments made in accordance with Section 2.3(c) of this Agreement and increased by the amount of any Increase made in accordance with Section 2.13 of this Agreement.

(e)The definition of “Obligor Loan Title Policies” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Obligor Loan Title Policies” means those certain policies of title insurance respecting the real property encumbered under the Obligor Loan Mortgages each issued (x) by a title insurance company acceptable to Agent in its reasonable discretion, and (y) in standard American Land Title Association form (or the local equivalent thereto), or such other form satisfactory to Agent in its reasonable discretion.
(f)Clause (vii) of the definition of “Obligor Triggering Event” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
(vii) an Obligor fails to pay any amounts owing under an Obligor Loan Receivable and such amount is not paid within thirty (30) days of the date the same was first due (or such later date as may be agreed to in writing by the Required Lenders),
(g)The definition of “Required Lenders” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Required Lenders” means, at any time, Lenders having or holding more than 66.67% of the aggregate Advance Exposure of all Lenders; provided, that (i) the Advance Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, (ii) at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another), and (iii) it is understood and agreed that solely for purposes of this definition, Required Lenders must include EverBank for so long as EverBank (A) holds any Advance Exposure and (B) is not a Defaulting Lender.
(h)Section 1.1 of the Agreement is hereby amended by adding the following defined terms in their appropriate alphabetical order to read as follows:
“Amendment Number Five Effective Date” means May 29, 2025.
“Eligible Appraisal” means a third party appraisal (i) satisfying Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and (ii) conforming to the Uniform Standards of Professional Appraisal Practice.
“EverBank” means EverBank, N.A.
(i)Section 2.9(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
(d)    Field Examination and Other Fees. Borrower shall pay to Agent, for the account of Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,100 per day, per examiner, plus out-of-pocket expenses (including travel, meals, and lodging) for each field examination of Borrower performed by personnel employed by Agent, and (ii) the fees, charges, or expenses paid or incurred by Agent (but, in any event, no less than a charge of $1,100 per day, per Person, plus out-of-pocket expenses (including travel, meals, and lodging)) if it elects to employ the services of one or more third Persons to perform field examinations of Borrower or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Borrower’s or its Subsidiaries’ business valuation; provided, that so long as no Event of Default shall have occurred and be continuing, and unless Borrower and Lender otherwise agree, Borrower shall not be obligated to reimburse Agent for more than one (1) field examination during any calendar year, more than 1 Eligible Appraisal of any individual Obligor Loan Mortgaged Property during any calendar year, or more than one (1) business valuation during any calendar year.
(j)Section 6.7(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
(b)    Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals, or valuations of the Collateral (including the Obligor Loan Collateral) at such reasonable times and intervals as Agent may designate, at Borrower’s expense in accordance with the provisions of Section 2.9(d); provided that, unless an Default or Event of Default has occurred and is continuing Agent shall only be permitted to conduct such field examinations, Eligible Appraisals, or valuations of the Collateral one (1) time during each consecutive 12-month period commencing on the date hereof, and provided further that Agent will conduct at least one (1) field examination during each consecutive 12-month period, which shall be due on March 31 for each 12-month period commencing on March 31, 2026 (or such later date as Required Lenders may agree in writing), it being understood and agreed that no Default or Event of Default shall be deemed to have occurred if Agent waives the right to conduct, or chooses to forgo conducting, a field examination during any 12-month period despite the Loan Parties providing, and causing each their Subsidiaries to provide, the access necessary for Agent to conduct such field examination in accordance with this Agreement. Borrower hereby agrees that, within sixty (60) days of the Amendment Number Four Effective Date, Borrower shall deliver an updated, reviewed and approved FIRREA/USPAP-compliant appraisal with respect to the Panther Obligor Loan Receivable (the “Panther Appraisal”). The Panther Appraisal shall be in form and substance reasonably satisfactory to Agent and the Required Lenders, and shall not be considered an appraisal conducted by the Agent for purposes of determining the number of appraisals Agent is entitled to conduct at Borrower’s expense during each consecutive 12-month period. Notwithstanding anything to the contrary contained in this Agreement, Borrower acknowledges that unless and until Borrower delivers the Panther Appraisal and such appraisal is deemed reasonably satisfactory by Agent and the Required Lenders, no release of the Other Collateral pursuant to the occurrence of an Other Collateral Release Transaction shall occur.
(k)Section 6.18 of the Agreement is hereby amended and restated in its entirety to read as follows:
6.18 Eligible Obligor Loan Receivable. Upon receiving actual notice, Borrower shall promptly notify Agent of (a) the occurrence of any Obligor Specified Event of Default or any other excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Obligor Loan Receivables, (b) any actual or threatened taking of title to any Obligor Loan Mortgaged Property securing an Obligor Loan Receivable under the exercise of the power of condemnation or eminent domain, (c) actual or threatened litigation regarding the validity or enforceability of any Eligible Obligor Loan Receivable or the validity, enforceability or priority of any Obligor Loan Mortgage or Lien on any Obligor Loan Collateral, and (d) any fact which is reasonably likely to impair the validity or collectability of such Obligor Loan Receivable.
(l)Section 6.21 of the Agreement is hereby amended and restated in its entirety to read as follows:
6.21 Agent as Eligible Assignee. All Obligor Loan Receivables must permit the grant of the security interest in Borrower’s Pro Rata Hold to Agent as contemplated by this Agreement and the other transactions contemplated by this Agreement.

(m)Section 16.15 of the Agreement is hereby amended and restated in its entirety to read as follows:
16.15    Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider). Agent will from time to time review the appraisals of the Obligor Loan Mortgaged Property to determine such appraisals compliance with banking regulations regarding real estate appraisals (including the requirements for “Eligible Appraisals” pursuant to this Agreement) and that it will inform the Lenders of its findings (but it will not share any written reports generated in connection with such review). Each member of the Lender Group covenants and agrees that Agent shall have no liability whatsoever to any Lender (or Bank Product Provider) as to the Agent’s review or the resulting findings in respect of such appraisals or in respect of any other information provided regarding such appraisal and that the provisions set forth in Section 16.3 will apply to any and all reports, communication, or other information provided by Agent to any Lender in respect to such appraisals.
(n)Schedule C-1 to the Agreement is hereby amended and replaced with the Schedule C-1 attached to this Amendment.
3.REPRESENTATIONS AND WARRANTIES.
(a)Each Borrower hereby affirms to Agent and the Lenders that all of its representations and warranties set forth in the Loan Documents, after giving effect to this Amendment, are true, complete and accurate in all material respects except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).
(b)Each Borrower represents and warrants as of the date hereof that (i) such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to such Borrower or its Subsidiaries or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contract of such Borrower or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(c)Each Borrower represents and warrants as of the date hereof that this Amendment (i) has been duly executed and delivered by such Borrower, (ii) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) does not and will not violate any material provision of the Governing Documents of such Borrower or its Subsidiaries.
4.NO DEFAULTS. Each Borrower hereby affirms to Agent and the Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof.
5.CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon fulfillment of each of the following conditions precedent, each in form and substance satisfactory to Agent:

(a)Receipt by Agent and the Required Lenders of a fully executed copy of this Amendment;
(b)Receipt by Agent and the Required Lenders of a fully executed copy of that certain Assignment and Acceptance Agreement dated as of the date hereof, by and between EWB, as assignor, and EverBank, as assignee, acknowledged and accepted by Agent and the Borrowers;
(c)Receipt by Agent and the Required Lenders of evidence satisfactory to Agent, in its reasonable discretion, that for the 4 fiscal quarters (on a quarter-by-quarter basis) immediately following the Second Commitment Increase, Borrower and its Subsidiaries are in compliance on a pro forma basis with Section 8 of the Agreement;
(d)Borrowers shall have paid or reimbursed all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment and all fees payable in accordance with the Fee Letter, in each case, to the extent then due and payable; and
(e)Receipt by Agent of such other agreements, instruments, and documents contemplated by this Amendment or reasonably requested by Agent in connection with this Amendment.
6.ACKNOWLEDGEMENT. Each Borrower hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents, and (b) that Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral.
7.COSTS AND EXPENSES. Each Borrower shall pay to Agent all of Lenders’ reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents as well as expenses related to the maintenance of the facility (such as periodic searches).
8.LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.
9.COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Section 5 hereof. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally. Delivery of an executed counterpart of this Amendment by telefacsimile or .pdf shall be equally effective as delivery of a manually executed counterpart.
10.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. Section 13 of the Agreement is incorporated herein by reference mutatis mutandis.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
EAST WEST BANK,
as Agent, a Joint Lead Arranger,
Sole Book Runner and a Lender

By: /s/ Martin Kriegler
Name: Martin Kriegler
Title: Senior Vice President

Amendment Number Five
to Loan and Security Agreement

CITY NATIONAL BANK OF FLORIDA,
as a Joint Lead Arranger and a Lender

By: /s/ Anthony Martinez
Name: Anthony Martinez
Title: Managing SVP, Director of Direct Lending
Amendment Number Five
to Loan and Security Agreement

EVERBANK, N.A.,
as a Joint Lead Arranger and a Lender

By: /s/ Kevin Mammoser
Name: Kevin Mammoser
Title: Managing Director

Amendment Number Five
to Loan and Security Agreement

BORROWERS:	SUNRISE REALTY TRUST, INC. a Maryland corporation By: /s/ Gabriel Katz Name: Gabriel Katz Title: Chief Legal Officer
SUNRISE REALTY TRUST HOLDINGS I LLC a Delaware limited liability company By: /s/ Gabriel Katz Name: Gabriel Katz Title: Authorized Signatory
Amendment Number Five
to Loan and Security Agreement

SCHEDULE C-1

Commitments

Lender	Commitment
East West Bank	$50,000,000
City National Bank of Florida	$40,000,000
EverBank, N.A.	$50,000,000

Total:	$140,000,000

Schedule C-1